Exhibit 99.2

Second Quarter 2013 Earnings Presentation July 25, 2013 Dick Weil Chief Executive Officer Bruce Koepfgen Chief Financial Officer

2Q 2013 net flows were negatively impacted by shifting market dynamics, relative investment underperformance and portfolio manager changes We remained financially disciplined; operating margins increased to 27.1% in 2Q 2013 compared to 25.5% in 1Q 2013 and 25.3% in 2Q 2012 Further strengthened our balance sheet and increased financial flexibility during 2Q 2013 Successfully exchanged $110 million of 3.25% 2014 Convertible Senior Notes for $117 million of 0.75% 2018 Convertible Senior Notes Generated cash flow from operations of $196 million over the last 12 months Executive summary

Janus Capital Group 2Q 2013 results EPS AUM Long-Term Net Flows Margin 2Q 2013 EPS of $0.08 compared to $0.15 in 1Q 2013 2Q 2013 EPS includes a $0.04 per share non-cash loss on the early extinguishment of debt and a $0.02 per share loss (or a $0.04 per share decline quarter over quarter) primarily due to the mark-to-market impact on our seed capital program Assets Under Management at June 30, 2013 of $160.6 billion declined 2% versus March 31, 2013 Operating margin in 2Q 2013 of 27.1% versus 25.5% in 1Q 2013 Total company long-term net flows were $(5.4) billion in 2Q 2013 compared to $(3.9) billion in 1Q 2013 LTM Cash Flow From Operations Generated LTM cash flow from operations of $196 million

2Q 2013 results Bruce Koepfgen Chief Financial Officer

2Q 2013 financial overview EPS Average AUM ($ in billions) Total Revenues ($ in millions) Operating Income & Operating Margin ($ in millions) Quarter over Quarter Year over Year Note: 2Q 2013 EPS includes a $0.04 per share non-cash loss on the early extinguishment of debt and a $0.02 per share loss (or a $0.04 per share decline quarter over quarter) primarily due to the mark-to-market impact on our seed capital program. (1) (1) $0.15 $0.08 1Q 2013 2Q 2013 $155.0 $164.2 2Q 2012 2Q 2013 $54.7 $58.4 25.5% 27.1% 1Q 2013 2Q 2013 $206.0 $215.8 2Q 2012 2Q 2013 $0.13 $0.08 2Q 2012 2Q 2013 $52.1 $58.4 25.3% 27.1% 2Q 2012 2Q 2013 (1)

Morningstar ratings are based on risk-adjusted returns. Notes: References Morningstar relative performance on an asset-weighted basis as of 6/30/2013. Refer to p. 23 and 24 for the 1-, 3- and 5-year periods and p. 28 for the 10-year period for percent of assets, percent of funds in top 2 Morningstar quartiles for all periods and quantity of funds in analysis. References relative performance net of fees as of 6/30/2013, as shown on p. 25 and 26. Refer to p. 27 for INTECH mutual fund analysis and disclosure. Complex-wide as of 6/30/2013. Refer to p. 28 for 3-, 5- and 10-year Morningstar ratings and quantity of funds in the analysis. 2Q 2013 investment performance summary Period Ending June 30, 2013 1-Year 3-Year 5-Year % of Assets in Top Two Morningstar Quartiles Complex-Wide Mutual Fund Assets (1) 46% 45% 48% Fundamental Equity Mutual Fund Assets (1) 45% 37% 40% Fixed Income Mutual Fund Assets (1) 54% 100% 100% % of Strategies Which Outperformed Respective Benchmarks Mathematical Equity Strategies (2) 33% 57% 55% % of Complex-Wide Mutual Funds with 4- or 5-Star Overall Morningstar Rating TM Complex-Wide Mutual Funds (3) 50% (1) (2) (3)

Note: Long-term flows exclude money market flows. Annualized sales and redemption rates calculated as a percentage of beginning of period assets. 2Q 2013 net flows were driven by fundamental equity outflows 20% 25% 20% 25% 19% Total Company Long-Term Flows (1) ($ in billions) Mathematical Equity Long-Term Flows (1) ($ in billions) Fundamental Equity Long-Term Flows (1) ($ in billions) Gross Redemptions Gross Sales Net Sales 29% 30% 29% 35% 33% Annualized Redemption Rate Annualized Gross Sales Rate Fixed Income Long-Term Flows (1) ($ in billions) 18% 18% 18% 24% 18% 28% 33% 31% 33% 36% Annualized Redemption Rate Annualized Gross Sales Rate 6% 26% 12% 9% 7% 29% 23% 27% 32% 20% Annualized Redemption Rate Annualized Gross Sales Rate 56% 47% 41% 53% 44% 37% 30% 29% 49% 43% Annualized Redemption Rate Annualized Gross Sales Rate $3.2 $2.8 $2.6 $3.5 $3.0 ($2.1) ($1.8) ($1.9) ($3.2) ($2.9) $1.1 $1.0 $0.7 $0.3 $0.1 ($6) ($3) $0 $3 $6 2Q12 3Q12 4Q12 1Q13 2Q13 $4.2 $4.0 $4.1 $5.3 $4.1 ($6.7) ($7.3) ($6.8) ($7.1) ($8.4) ($2.5) ($3.3) ($2.7) ($1.8) ($4.3) ($20) ($10) $0 $10 $20 2Q12 3Q12 4Q12 1Q13 2Q13 $0.6 $2.6 $1.2 $0.8 $0.8 ($3.1) ($2.3) ($2.8) ($3.2) ($2.0) ($2.5) $0.3 ($1.6) ($2.4) ($1.2) ($10) ($5) $0 $5 $10 2Q12 3Q12 4Q12 1Q13 2Q13 $32 $16 $0 ($16) ($32) 20% 25% 20% 25% 19% $8.0 $9.4 $7.9 $9.6 $7.9 ($3.9) ($2.0) ($3.6) ($3.9) ($5.4) ($11.9) ($11.4) ($11.5) ($13.5) ($13.3) Annualized Redemption Rate 29% 305 29% 35% 33% 2q12 3Q12 4Q12 1Q13 2Q13

Quarter-over-quarter increase in management fee revenue was partially offset by a decline in private account performance fees Total Revenue ($ in millions) Note: Includes mutual fund and private account performance fees. Average AUM ($ in billions) (1) Management Fees Shareowner Servicing Fees and Other Performance Fees $35.5 $35.2 ($19.5) ($22.2) $198.2 $202.8 $214.2 $215.8 1Q 2013 2Q 2013 $161.8 $164.2 1Q 2013 2Q 2013 (1)

2Q 2013 operating expenses of $157.4 million decreased $2.1 million compared to 1Q 2013 Long-term incentive compensation declined $2.1 million primarily due to lower mark-to-market adjustments on investments in advised mutual funds Discretionary expenses, including marketing & advertising and G&A, declined 1% versus 1Q 2013 2Q 2013 operating margin improved to 27.1% versus 25.5% in 1Q 2013 2Q 2013 operating expenses declined 1% quarter over quarter Operating Expenses ($ in millions) $25.6 $25.4 $7.5 $7.3 $31.4 $31.8 $4.9 $4.8 $15.8 $13.7 $74.3 $74.4 $159.5 $157.4 1Q 2013 2Q 2013 $79.9 $71.2 $17.7 $16.4 $8.2 $6.2 $39.6 $35.5 $8.4 $8.1 $28.4 $25.3 2Q 2011 3Q 2011 Employee Compensation & Benefits Long - Term Incentive Compensation Marketing & Advertising Distribution Depreciation & Amortization G&A

Balance sheet continues to strengthen

- During the quarter, we successfully completed the exchange of our 2014 Convertible Senior Notes
  - Exchanged $110 million of 3.25% Convertible Senior Notes due 2014 for $117 million of 0.75% Convertible Senior Notes due 2018
- Total cash and marketable securities increased $40 million or 6% quarter over quarter
- Cash and cash equivalents increased by $29 million or 9% quarter over quarter
- During 2Q 2013, we used cash to fund the following items:
  - $13 million quarterly dividend ($0.07 per share)
  - $9 million of antidilutive share buybacks; repurchasing ~1 million shares at an average price of $8.74 per share

Balance Sheet Profile (Carrying Value) – 3/31/2013 versus 6/30/2013
($ in millions)


$720
$331
$69
$320
$548
$352
$195
$760
$341
$69
$349
$549
$102
$352
$95
Cash
Debt
3/31/2013
Cash
Debt
6/30/2013
Seed Investments
Compensation-Related Assets (1)
Cash and Cash Equivalents
2018 Maturity
2017 Maturity
2014 Maturities (2)

Notes:

(1) Includes Investments in Advised Mutual Funds of $55.8 million and Deferred Compensation Plans of $12.7 million as of March 31, 2013; includes Investments in Advised Mutual Funds of $56.1 million and Deferred Compensation Plans of $13.1 million as of June 30, 2013.

(2) Includes $38.9 million of 6.119% Senior Notes and $156.4 million of 3.250% Convertible Senior Notes as of March 31, 2013; includes $38.9 million of 6.119% Senior Notes and $56.1 million of 3.250% Convertible Senior Notes as of June 30, 2013.

10

Top Questions from Shareholders Dick Weil Chief Executive Officer Bruce Koepfgen Chief Financial Officer

Could you provide additional color on this quarter’s increase in outflows? Absence of large redemption ($1.2 billion in 1Q 2013) Outflow trend continued at 1Q 2013 level Challenging market conditions Performance challenges and PM changes led to increased redemptions and lower sales Note: Long-term flows exclude money market flows. $(3.9) $(5.4) $1.2 $0.1 $(0.2) $(2.6) 1Q 2013 Long-Term Net Outflows INTECH Perkins Janus FI Janus Equity 2Q 2013 Long-Term Net Outflows 1Q 2013 vs. 2Q 2013 Long - Term Net Outflows - Change by Advisor (1) ($ in billions) (1)

Please explain the quarter-over-quarter change in EPS Operating income increased 7% over 1Q 2013 due to higher average assets and expense management We recognized a $12.6 million non-cash loss on the early extinguishment of debt related to the 2014 Convertible Senior Note exchange Primarily consists of mark-to-market losses on our $341 million seed portfolio ($0.02 per share gain in 1Q 2013 and $0.02 per share loss in 2Q 2013) $0.08 $0.04 $0.04 $0.01 $0.15 $0.00 $0.05 $0.10 $0.15 $0.20 1Q 2013 EPS Operating Income Loss on Early Extinguishment of Debt Net Investment Gains / Losses and Other Non- Operating Expenses 2Q 2013 EPS

Could you provide additional color around the convertible exchange and why you did it? Pricing and Terms on 2018 Convertible Senior Notes The exchange of our 2014 Convertible Notes took advantage of favorable market dynamics, which allowed us to reduce our interest expense, extend our existing maturities and increase our financial flexibility Expected interest expense savings of $3.5 million in 2013 In conjunction with the exchange, the note hedge and warrant transaction we entered into will reduce the potential for future dilution to existing shareholders by effectively increasing the conversion premium on the new notes to 45% from 25%, or $12.60 per share Janus Capital Group Inc. Comparative Debt Profile (Carrying Value, $ in millions) Security / Maturity March 31, 2013 June 30, 2013 6.119% Senior Notes Due 4/15/14 $ 38.9 $ 38.9 3.250% Convertible Senior Notes Due 7/15/14 156.4 56.1 6.700% Senior Notes Due 6/15/17 352.2 352.3 0.750% Convertible Senior Notes Due 7/15/18 - 102.1 Total Debt $ 547.5 $ 549.4 2018 Convertible Note Terms Size ($ in millions) $116.6 Premium Paid to Holders 106.6% Maturity 5-year Call / Put Feature None Coupon 0.75% Base Conversion Premium 25.0% Conversion Price $10.86 Conversion Premium with Note Hedge and Warrant Transaction 45% Effective Conversion Price $12.60 Net Cost of Note Hedge and Warrant Transaction (% of Principal / $ in millions) 4.85% / $5.6

Q&A Dick Weil Chief Executive Officer Bruce Koepfgen Chief Financial Officer

Appendix

Retail Intermediary ($103.9bn) $160.6 billion in AUM as of 6/30/13 By Investment Discipline By Distribution Channel Growth / Core ($57.1bn) Money Market ($1.4bn) Mathematical ($41.3bn) Institutional ($38.9bn) International ($17.8bn) AUM by investment discipline and distribution channel Fixed Income ($27.3bn) Global / International ($16.8bn) Value ($16.7bn) 36% 26% 17% 10% 10% 1% 65% 24% 11%

2Q 2013 EPS of $0.08 compared to $0.15 in 1Q 2013 June 30, March 31, Variance June 30, June 30, Variance ($ in millions, except AUM and per share) 2013 2013 (%) 2013 2012 (%) Average AUM ($ in billions) 164.2 $ 161.8 $ 1.5% 164.2 $ 155.0 $ 5.9% Revenues 215.8 $ 214.2 $ 0.7% 215.8 $ 206.0 $ 4.8% Operating expenses 157.4 159.5 -1.3% 157.4 153.9 2.3% Operating income 58.4 $ 54.7 $ 6.8% 58.4 $ 52.1 $ 12.1% Operating margin 27.1% 25.5% 27.1% 25.3% Interest expense (11.0) $ (11.2) $ 1.8% (11.0) $ (11.0) $ 0.0% Investment gains (losses), net (6.1) 4.6 n/m (6.1) (7.0) 12.9% Other income, net (0.8) 1.8 n/m (0.8) 1.8 n/m Loss on early extinguishment of debt (12.6) - n/a (12.6) - n/a Income tax provision (11.1) (20.2) 45.0% (11.1) (11.2) 0.9% Net income 16.8 $ 29.7 $ -43.4% 16.8 $ 24.7 $ -32.0% Noncontrolling interests (1.0) (1.7) 41.2% (1.0) (1.3) 23.1% Net income attributable to JCG 15.8 $ 28.0 $ -43.6% 15.8 $ 23.4 $ -32.5% Diluted earnings per share attributable to JCG common shareholders 0.08 $ 0.15 $ -46.7% 0.08 $ 0.13 $ -38.5% Diluted weighted average shares outstanding (in millions) 186.2 186.3 -0.1% 186.2 185.4 0.4% Quarter Ended Quarter Ended

2Q 2013 operating margin of 27.1% versus 25.5% in 1Q 2013 June 30, March 31, Variance June 30, June 30, Variance ($ in millions, except AUM) 2013 2013 (%) 2013 2012 (%) Average AUM ($ in billions) 164.2 $ 161.8 $ 1.5% 164.2 $ 155.0 $ 5.9% Revenues Investment management fees 202.8 $ 198.2 $ 202.8 $ 192.4 $ Performance fees - mutual funds (22.5) (21.8) (22.5) (23.0) Performance fees - private accounts 0.3 2.3 0.3 1.1 Shareowner servicing fees and other 35.2 35.5 35.2 35.5 Total revenues 215.8 $ 214.2 $ 0.7% 215.8 $ 206.0 $ 4.8% Basis points Investment management fees 49.5 49.7 49.5 49.9 Investment management fees and performance fees 44.1 44.8 44.1 44.2 Operating expenses Employee compensation and benefits 74.4 $ 74.3 $ 74.4 $ 66.6 $ Long-term incentive compensation 13.7 15.8 13.7 15.2 Marketing and advertising 4.8 4.9 4.8 6.1 Distribution 31.8 31.4 31.8 31.4 Depreciation and amortization 7.3 7.5 7.3 8.0 General, administrative and occupancy 25.4 25.6 25.4 26.6 Total operating expenses 157.4 $ 159.5 $ -1.3% 157.4 $ 153.9 $ 2.3% Operating income 58.4 $ 54.7 $ 6.8% 58.4 $ 52.1 $ 12.1% Operating margin 27.1% 25.5% 27.1% 25.3% Quarter Ended Quarter Ended

Mutual funds with performance-based advisory fees

Mutual Funds with Performance Fees [1] (AUM $ in millions, performance fees $ in thousands)	EOP AUM 6/30/2013	Benchmark	Base Fee	Performance Fee [2]	Performance Hurdle vs. Benchmark	2Q 2013 P&L Impact
Janus Contrarian Fund [3]	$2,948.9	S&P 500® Index	0.64%	± 15 bps	± 7.00%	($1,175.3)
Janus Aspen Worldwide Fund [3]	702.5	MSCI World Index℠	0.60%	± 15 bps	± 6.00%	(261.5)
Janus Research Fund [3]	3,662.3	Russell 1000® Growth Index	0.64%	± 15 bps	± 5.00%	(1,254.7)
Janus Global Research Fund [4]	2,346.9	MSCI World Index℠	0.60%	± 15 bps	± 6.00%	(723.1)
Janus Global Real Estate Fund [5]	125.7	FTSE EPRA/NAREIT Developed Index	0.75%	± 15 bps	± 4.00%	(28.2)
Janus International Equity Fund [6]	138.0	MSCI EAFE® Index	0.68%	± 15 bps	± 7.00%	(39.2)
INTECH U.S. Core Fund [7]	430.5	S&P 500® Index	0.50%	± 15 bps	± 4.00%	106.6
Perkins Mid Cap Value Fund [3]	11,866.8	Russell Midcap® Value Index	0.64%	± 15 bps	± 4.00%	(4,973.3)
Perkins Small Cap Value Fund [8]	2,491.4	Russell 2000® Value Index	0.72%	± 15 bps	± 5.50%	(1,088.6)
Perkins Large Cap Value Fund [8]	132.1	Russell 1000® Value Index	0.64%	± 15 bps	± 3.50%	(47.5)
Janus Fund [9]	8,518.3	Core Growth Index	0.64%	± 15 bps	± 4.50%	(3,267.8)
Perkins Global Value Fund [9,10]	181.6	MSCI World Index℠	0.64%	± 15 bps	± 7.00%	(4.1)
Janus Aspen Overseas Portfolio [11]	1,324.5	MSCI All Country World ex-U.S. Index℠	0.64%	± 15 bps	± 7.00%	(707.8)
Janus Overseas Fund [12]	4,959.0	MSCI All Country World ex-U.S. Index℠	0.64%	± 15 bps	± 7.00%	(3,656.0)
Janus Twenty Fund [13]	8,489.9	Russell 1000® Growth Index	0.64%	± 15 bps	± 8.50%	(3,167.9)
Janus Forty Fund [13]	4,380.4	Russell 1000® Growth Index	0.64%	± 15 bps	± 8.50%	(2,160.4)
Janus Emerging Markets Fund [14]	24.9	MSCI Emerging Markets Index℠	1.00%	± 15 bps	± 6.00%	(7.3)
Janus Asia Equity [15]	11.3	MSCI All Country Asia ex-Japan Index℠	0.92%	± 15 bps	± 7.00%	(0.5)
Perkins Select Value [16]	72.0	Russell 3000® Value Index	0.70%	± 15 bps	± 5.00%	(24.5)
Total Existing Funds with Fees	**$52,807.1**					**($22,481.0)**

Please refer to footnotes on p. 21.

20

Mutual funds with performance-based advisory fees (cont.)

Notes:

(1) The funds listed have a performance-based investment advisory fee that adjusts upward or downward based on each fund's performance relative to an approved benchmark index over a performance measurement period. Please see the funds' Statements of Additional Information for more details. Actual performance measurement periods used for calculating the performance fees are from 12 months up to 36 months, and then over 36-month rolling periods.

(2) Adjustment of ± 15 bps assumes constant assets and could be higher or lower depending on asset fluctuations.

(3) The performance measurement period began on 2/1/2006, and the performance adjustment was implemented as of 2/1/2007.

(4) Effective close of business on March 15, 2013, Janus Global Research Fund merged with and into Janus Worldwide Fund; following the merger, Janus Worldwide Fund was renamed Janus Global Research Fund (the "Combined Fund"). The Combined Fund's surviving performance track record is that of the former Janus Global Research Fund, and the performance measurement benchmark is the MSCI World Index. For three years after the merger, Janus will waive its management fee to at least a level that is equivalent to the fee rate the Combined Fund would have paid if, after the merger, the performance history of Janus Worldwide Fund were used to calculate the performance fee adjustment to the base management fee.

(5) The performance measurement period began on 12/1/2007 and the performance adjustment was implemented as of 12/1/2008. Beginning 7/1/2010, Janus Global Real Estate Fund's benchmark index changed from the FTSE EPRA/NAREIT Developed Index to the FTSE EPRA/NAREIT Global Index for purposes of measuring the Fund's performance and calculating the performance adjustment. Because the Fund's performance adjustment is based upon a rolling 36-month performance measurement period, comparisons to the FTSE EPRA/NAREIT Global Index will not be fully implemented until 36 months after July 1, 2010. During this transition period, the Fund's returns will be compared to a blended index return.

(6) The performance measurement period began on 12/1/2006, and the performance adjustment was implemented as of 12/1/2007.

(7) The performance measurement period began on 1/1/2006, and the performance adjustment was implemented as of 1/1/2007. Effective 12/7/11, INTECH Risk-Managed Core Fund was renamed INTECH U.S. Core Fund.

(8) The performance measurement period began on 1/1/2009, and the performance adjustment was implemented as of 1/1/2010.

(9) The performance measurement period began on 7/1/2010, and the performance adjustment was implemented as of 6/30/2011.

(10) Effective 7/1/10, Janus Global Opportunities Fund was renamed Perkins Global Value Fund.

(11) The performance measurement period began on 7/1/2010, and the performance adjustment was implemented as of 9/30/2011.

(12) The performance measurement period began on 8/1/2010, and the performance adjustment was implemented as of 10/31/2011.

(13) The performance measurement period began on 7/1/2010, and the performance adjustment was implemented as of 12/31/2011.

(14) The performance measurement period began on 12/31/2010, and the performance adjustment was implemented as of 12/31/2011.

(15) The performance measurement period began on 7/29/2011, and the performance adjustment was implemented as of 7/31/2012.

(16) The performance measurement period began on 1/1/2012, and the performance adjustment was implemented as of 12/31/2012.

21

Notes: Schedule reflects LTI awards granted as of 6/30/2013 and includes a reduction related to forfeitures taken, excluding any future forfeitures. All grants include mutual fund share awards, which are subject to market/fund performance adjustments and do not include Perkins senior profit interest awards. Perkins senior profit interest awards were granted on December 31, 2008 and have a formula-driven terminal value based on revenue growth and relative investment performance. Janus can call or terminate any or all awards on the 5th, 7th or each subsequent anniversary of the grant. Grants are expensed on a pro rata basis. Grant includes $2.4 million of awards that vest ratably over four years and $1.2 million in awards that are subject to performance-based vesting and are expensed 52% in 2012, 27% in 2013, 15% in 2014 and 6% in 2015. LTI amortization schedule Full-Year 2013 Long-Term Incentive Compensation Amortization (1)(2) ($ in millions) Date of Grant Amount Remaining to Vest 2010 Grant February 2010 14.0 $ 2011 Grant February 2011 25.7 2012 Grant February 2012 37.8 2013 Grant February 2013 44.4 Additional Grants INTECH 2009 January 2009 3.0 $ Janus CEO 2011 (3) December 2011 2.4 Grants vest over 4 years Janus CEO 2012 December 2012 2.9 Grants vest over 10 years Grants generally vest over 4 years Grants generally vest over 4 years Grants generally vest over 4 years Grants generally vest over 4 years Grants vest over 4 years (1) (2) (3)

46%, 45% and 48% of complex-wide mutual fund assets outperformed the majority of Morningstar peers over the 1-, 3- and 5-year periods, respectively (1) Complex-Wide: Percent in Top 2 Morningstar Quartiles Based on Total Returns 1-Year 3-Year 5-Year % of Funds % of Assets Note: (1) References Morningstar relative performance as of 6/30/2013. Refer to p. 28 for 10-year periods and quantity of funds in the analysis. 46% 61% 63% 61% 48% 24% 27% 31% 33% 39% 88% 94% 88% 94% 71% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile 46% 61% 63% 61% 48% 24% 27% 31% 33% 39% 88% 94% 88% 94% 71% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 3/31/09 6/30/09 9/30/09 12/31/09 3/31/10 Percent of Janus Managed Equity JIF Funds . 1st Quartile 2nd Quartile 19% 21% 29% 22% 20% 23% 23% 17% 27% 35% 42% 44% 45% 49% 55% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 6/30/12 9/30/12 12/31/12 3/31/13 6/30/13 29% 29% 41% 12% 25% 20% 13% 26% 45% 21% 48% 41% 66% 57% 46% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 6/30/12 9/30/12 12/31/12 3/31/13 6/30/13 46% 31% 33% 27% 34% 23% 35% 22% 19% 14% 70% 67% 55% 46% 48% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 6/30/12 9/30/12 12/31/12 3/31/13 6/30/13 25% 18% 35% 23% 22% 31% 28% 27% 35% 29% 56% 46% 62% 58% 51% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 6/30/12 9/30/12 12/31/12 3/31/13 6/30/13 7% 8% 15% 12% 7% 17% 18% 12% 19% 38% 23% 26% 27% 31% 45% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 6/30/12 9/30/12 12/31/12 3/31/13 6/30/13

Fundamental Equity: Percent in Top 2 Morningstar Quartiles Based on Total Returns 45%, 37% and 40% of fundamental equity mutual fund assets outperformed the majority of Morningstar peers over the 1-, 3- and 5-year periods, respectively (1) 1-Year 3-Year 5-Year % of Funds % of Assets Note: References Morningstar relative performance as of 6/30/2013. Refer to p. 28 for 10-year periods and quantity of funds in the analysis. 23% 20% 44% 17% 23% 26% 22% 22% 37% 28% 49% 41% 66% 54% 50% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 6/30/12 9/30/12 12/31/12 3/31/13 6/30/13 41% 28% 31% 26% 35% 28% 38% 28% 29% 23% 69% 66% 59% 55% 58% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 6/30/12 9/30/12 12/31/12 3/31/13 6/30/13 7% 7% 17% 13% 7% 9% 11% 3% 11% 29% 16% 18% 20% 24% 37% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 6/30/12 9/30/12 12/31/12 3/31/13 6/30/13 14% 14% 26% 15% 13% 20% 23% 12% 24% 31% 34% 37% 38% 39% 44% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 6/30/12 9/30/12 12/31/12 3/31/13 6/30/13 39% 21% 23% 20% 24% 26% 40% 25% 18% 16% 65% 61% 48% 38% 40% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 6/30/12 9/30/12 12/31/12 3/31/13 6/30/13

Mathematical equity performance [1]

Composite and Respective Benchmark	Inception Date	Annualized Returns (%) for Periods Ended 6/30/2013 [2] 1 Year	3 Year	5 Year	10 Year	Since Inception
U.S. Enhanced Plus Gross	7/87	19.71	18.60	7.24	8.47	10.44
U.S. Enhanced Plus Net		19.35	18.23	6.91	8.13	10.04
S&P 500® Index		20.60	18.45	7.01	7.30	9.06
Difference versus S&P 500® Index Net of Fees		(1.24)	(0.22)	(0.10)	0.83	0.98
U.S. Large Cap Growth Gross	7/93	15.66	18.06	7.30	8.23	12.30
U.S. Large Cap Growth Net		15.12	17.51	6.80	7.72	11.73
S&P 500® Growth Index		16.77	18.89	7.57	7.11	8.66
Difference versus S&P 500® Growth Index Net of Fees		(1.65)	(1.37)	(0.76)	0.62	3.07
U.S. Large Cap Value Gross	7/93	24.39	19.59	7.66	8.95	10.38
U.S. Large Cap Value Net		23.91	19.13	7.24	8.53	9.95
S&P 500® Value Index		25.04	18.10	6.47	7.41	8.40
Difference versus S&P 500® Value Index Net of Fees		(1.13)	1.03	0.77	1.12	1.55
U.S. Enhanced Index Gross	4/98	20.05	18.69	7.66	8.02	5.50
U.S. Enhanced Index Net		19.66	18.31	7.31	7.67	5.15
S&P 500® Index		20.60	18.45	7.01	7.30	4.39
Difference versus S&P 500® Index Net of Fees		(0.93)	(0.14)	0.30	0.38	0.76
U.S. Broad Large Cap Growth Gross	11/00	16.06	19.06	7.10	7.99	3.05
U.S. Broad Large Cap Growth Net		15.49	18.46	6.55	7.44	2.52
Russell 1000® Growth Index		17.07	18.68	7.47	7.40	0.71
Difference versus Russell 1000® Growth Index Net of Fees		(1.58)	(0.21)	(0.92)	0.04	1.81
U.S. Broad Enhanced Plus Gross	4/01	20.45	19.08	7.53	8.38	6.41
U.S. Broad Enhanced Plus Net		20.07	18.71	7.20	8.05	6.07
Russell 1000® Index		21.24	18.63	7.12	7.67	5.13
Difference versus Russell 1000® Index Net of Fees		(1.17)	0.07	0.08	0.38	0.94
U.S. Large Cap Core Gross	8/01	20.55	18.30	7.14	8.86	6.23
U.S. Large Cap Core Net		19.99	17.73	6.62	8.35	5.74
S&P 500® Index		20.60	18.45	7.01	7.30	4.45
Difference versus S&P 500® Index Net of Fees		(0.61)	(0.72)	(0.39)	1.06	1.29
U.S. Broad Large Cap Value Gross	8/04	25.49	20.39	8.48	-	7.93
U.S. Broad Large Cap Value Net		25.02	19.94	8.07	-	7.52
Russell 1000® Value Index		25.32	18.51	6.67	-	6.63
Difference versus Russell 1000® Value Index Net of Fees		(0.30)	1.43	1.39	-	0.89
Global Large Cap Core Gross	1/05	20.97	16.45	4.04	-	6.96
Global Large Cap Core Net		20.41	15.89	3.51	-	6.41
MSCI World® Index		19.27	14.36	3.30	-	5.17
Difference versus MSCI World® Index Net of Fees		1.14	1.53	0.21	-	1.23
Enhanced Plus USA Gross	1/06	20.90	19.59	6.87	-	5.97
Enhanced Plus USA Net		20.51	19.20	6.52	-	5.63
MSCI USA® Index		20.67	18.58	6.95	-	5.73
Difference versus MSCI USA® Index Net of Fees		(0.15)	0.63	(0.43)	-	(0.10)
International Large Cap Core Gross	11/06	22.18	12.98	1.08	-	3.30
International Large Cap Core Net		21.67	12.50	0.65	-	2.86
MSCI EAFE® Index		19.14	10.55	(0.16)	-	0.77
Difference versus MSCI EAFE® Index Net of Fees		2.53	1.95	0.81	-	2.09

Past performance is no guarantee of future results.

Notes:
(1) Returns for periods greater than 1 year are annualized. Refer to p. 27 for performance disclosure.
(2) Differences may not agree with input data due to rounding.

25

Mathematical equity performance (cont.) (1)

Composite and Respective Benchmark	Inception Date	Annualized Returns (%) for Periods Ended 6/30/2013 [2] 1 Year	3 Year	5 Year	10 Year	Since Inception
U.S. Broad Enhanced Index Gross	10/08	21.09	18.80	-	-	9.67
U.S. Broad Enhanced Index Net		20.83	18.54	-	-	9.38
Russell 1000® Index		21.24	18.63	-	-	9.75
Difference versus Russell 1000® Index Net of Fees		(0.41)	(0.09)	-	-	(0.38)
Global Large Cap Core ex Japan (Kokusai) Gross	5/09	20.50	16.57	-	-	16.53
Global Large Cap Core ex Japan (Kokusai) Net		19.85	15.93	-	-	15.89
MSCI KOKUSAI® World ex Japan Index		18.95	14.98	-	-	15.82
Difference versus MSCI KOKUSAI® World ex Japan Index Net of Fees		0.89	0.95	-	-	0.07
European Large Cap Core Gross (EUR)	1/10	21.71	12.82	-	-	11.95
European Large Cap Core Net (EUR)		21.05	12.20	-	-	11.33
MSCI Europe® Index (EUR)		16.74	9.05	-	-	7.10
Difference versus MSCI Europe® Index (EUR) Net of Fees		4.31	3.15	-	-	4.24
U.S. Broad Large Cap Core Gross	2/11	23.01	-	-	-	13.50
U.S. Broad Large Cap Core Net		22.34	-	-	-	12.88
Russell 1000® Index		21.24	-	-	-	11.98
Difference versus Russell 1000® Index Net of Fees		1.10	-	-	-	0.90
Global Enhanced Index ex Australia Gross	6/11	20.88	-	-	-	7.18
Global Enhanced Index ex Australia Net		20.57	-	-	-	6.90
MSCI World® ex Australia Index		19.57	-	-	-	5.96
Difference versus MSCI World® ex Australia Index Net of Fees		1.00	-	-	-	0.94
Global Enhanced All Country Gross	11/11	17.39	-	-	-	12.66
Global Enhanced All Country Net		16.99	-	-	-	12.27
MSCI All Country World® Index Net of Fees		17.22	-	-	-	11.78
Difference versus MSCI All Country World® Index Net of Fees		(0.23)	-	-	-	0.49
Global Low Volatility Gross [3]	1/12	17.12	-	-	-	16.21
Global Low Volatility Net		16.71	-	-	-	15.81
MSCI World® Index		19.27	-	-	-	17.14
Difference versus MSCI World® Index Net of Fees		(2.56)	-	-	-	(1.33)
Global High Dividend Core Gross	4/12	17.18	-	-	-	12.26
Global High Dividend Core Net		16.54	-	-	-	11.65
MSCI World® High Dividend Index		17.25	-	-	-	12.37
Difference versus MSCI World® High Dividend Yield Index Net of Fees		(0.71)	-	-	-	(0.73)
Global Enhanced Index Gross	6/12	20.22	-	-	-	24.01
Global Enhanced Index Net		19.81	-	-	-	23.58
MSCI World® Index		19.27	-	-	-	23.24
Difference versus MSCI World® Index Net of Fees		0.53	-	-	-	0.34
Enhanced Index North America Gross	7/12	19.70	-	-	-	19.70
Enhanced Index North America Net		19.35	-	-	-	19.35
MSCI North America® Index		19.37	-	-	-	19.37
Difference versus MSCI North America® Index Net of Fees		(0.02)	-	-	-	(0.02)

Past performance is no guarantee of future results.

Notes:
(1) Returns for periods greater than 1 year are annualized. Refer to p. 27 for performance disclosure.
(2) Differences may not agree with input data due to rounding.
(3) Global Low Volatility product is engineered to reduce the portfolio's absolute standard deviation for a given target excess return rather than its tracking error relative to a cap-weighted benchmark.

26

For the period ending June 30, 2013, 60%, 75%, 50% and 67% of the mathematical equity mutual funds were beating their benchmarks on a 1-, 3-, 5-year and since-fund inception basis. Funds included in the analysis and their inception dates are: INTECH U.S. Growth Fund – Class S (1/03); INTECH U.S. Core Fund – Class T (2/03); INTECH U.S. Value Fund – Class I (12/05); INTECH International Fund – Class I (5/07); INTECH Global Dividend Fund – Class I (12/11) and Janus INTECH U.S. Low Volatility Portfolio – Service Shares (9/12). The proprietary mathematical process used by INTECH may not achieve the desired results. Since the portfolios are regularly re-balanced, this may result in a higher portfolio turnover rate, higher expenses and potentially higher net taxable gains or losses compared to a "buy and hold" or index fund strategy. Past performance cannot guarantee future results. Investing involves risk, including the possible loss of principal and fluctuation of value. Performance results reflect the reinvestment of dividends and other earnings. Composite performance results shown are time-weighted rates of return using daily valuation, include the effect of transaction costs (commissions, exchange fees, etc.), and are gross of non-reclaimable withholding taxes, if any. The composites include all actual fee-paying accounts managed on a fully discretionary basis according to the investment strategy from inception date, including those no longer under management. Portfolios meeting such criteria enter the composite upon the full first month under management. Reporting currency is USD, unless otherwise noted. The gross performance results presented do not reflect the deduction of investment advisory fees. Returns will be reduced by such advisory fees and other contractual expenses as described in each client’s individual contract. The net performance results do not reflect the deduction of investment advisory fees actually charged to the accounts in the composite. However, the net performance results do reflect the deduction of model investment advisory fees. Through 12/31/04, net returns were derived using the maximum fixed fee in effect for each strategy. As of 1/1/05, net returns are calculated by applying the standard fee schedule in effect for the respective period to each account in the composite on a monthly basis. Actual advisory fees may vary among clients invested in this strategy. Actual advisory fees paid may be higher or lower than model advisory fees. Some clients may utilize a performance-based fee. For U.S. Large Cap Growth from inception to 12/31/05, the composite’s benchmark was the S&P 500/Barra Growth Index (“Barra Growth Index”). In 2005, S&P announced index name and methodology changes affecting the Barra Growth Index, which later became the S&P 500/Citigroup Growth Index (“Citigroup Growth Index”). During the transitional period, from 1/1/06 to 3/31/06, the benchmark return consisted partially of the return of the Barra Growth Index and the Citigroup Growth Index. On 4/1/06, the composite’s benchmark was changed to the Citigroup Growth Index. Effective 12/9/2009, the Citigroup Growth Index's name was changed to S&P 500 Growth Index. The S&P 500 Growth Index is a market-capitalization-weighted index developed by Standard and Poor's consisting of those stocks within the S&P 500 Index that exhibit strong growth characteristics. The index measures the performance of the growth style of investing in large cap U.S. stocks. The S&P 500 Growth Index will be reconstituted annually. For U.S. Large Cap Value from inception to 12/31/05, the composite’s benchmark was the S&P 500/Barra Value Index (“Barra Value Index”). In 2005, S&P announced index name and methodology changes affecting the Barra Value Index, which later became the S&P 500/Citigroup Value Index (“Citigroup Value Index”). During the transitional period, from 1/1/06 to 3/31/06, the benchmark return consisted partially of the return of the Barra Value Index and the Citigroup Value Index. On 4/1/06, the composite’s benchmark was changed to the Citigroup Value Index. Effective 12/9/2009, the Citigroup Value Index's name was changed to S&P 500 Value Index. The S&P 500 Value Index is a market-capitalization-weighted index developed by Standard and Poor’s consisting of those stocks within the S&P 500 Index that exhibit strong value characteristics. The index measures the performance of the value style of investing in large cap U.S. stocks. The S&P 500 Value Index will be reconstituted annually. Prior to May 21, 2010, with respect to non-U.S. securities traded on non-U.S. exchanges, INTECH used fair value prices that reflected current market conditions at the end of regular trading hours of the NYSE, normally 4:00 PM ET, rather than unadjusted closing prices in local markets. Therefore, the prices as well as foreign exchange rates used to calculate the U.S. dollar market values of securities may have differed from those used by an index. Indices typically use the unadjusted closing price in local markets instead of fair value pricing. As of May 21, 2010, prices for non-U.S. securities traded on non-U.S. exchanges are valued as of the close of their respective local markets. Non-U.S. securities are translated into U.S. dollars using the 4:00 PM London spot rate. Non-U.S. investments are subject to certain risks of overseas investing, including currency fluctuations and changes in political and economic conditions, which could result in significant market fluctuations. With respect to European Large Cap Core, prices assigned to investments are published prices on their primary markets or exchanges since the composite’s inception. The returns for the indices shown do not include any transaction costs, management fees or other costs and are gross of dividend tax withholdings. Mathematical equity strategies included in the investment performance summaries include only those strategies with at least a 1-year track record. MSCI makes no express or implied warranties or representations and shall have no liability whatsoever with respect to any MSCI data contained herein. The MSCI data may not be further redistributed or used as a basis for other indices or any securities or financial products This report has not been approved, reviewed or produced by MSCI. Mathematical equity performance disclosure

Other important disclosures Data presented reflects past performance, which is no guarantee of future results. Due to market volatility, current performance may be higher or lower than the performance shown. Call 877.33JANUS (52687) or visit janus.com/advisor/mutual-funds for performance, rankings and ratings current to the most recent month-end. Janus Capital Group Inc. (“JCG”) provides investment advisory services through its primary subsidiaries, Janus Capital Management LLC (“Janus”), INTECH Investment Management LLC (“INTECH”) and Perkins Investment Management LLC (“Perkins”). “Complex-Wide Mutual Funds” means all affiliated mutual funds managed by Janus, INTECH and Perkins. “Fundamental Equity Mutual Funds” means all mutual funds managed by Janus or Perkins that invest in equity securities. “Fixed Income Mutual Funds” means all mutual funds managed by Janus that invest primarily in fixed income securities. “Mathematical Equity Strategies” means all discretionary managed accounts (not mutual funds) that are advised or sub-advised by INTECH. Mutual fund relative performance analysis shown is for each Fund's initial share class: Class T, S or I Shares in the Janus retail fund (“JIF”) trust and the Institutional or Service Shares in the Janus Aspen Series (“JAS”). These share classes may not be eligible for purchase by all investors. Other share classes may have higher sales and management fees, which can result in differences in performance. Morningstar Comparative Performance Morningstar performance on an asset-weighted basis is calculated by taking all funds and assigning the assets under management ("AUM") in each respective fund to either the 1st, 2nd, 3rd or 4th quartile bucket based on each fund's respective Morningstar relative ranking. The total AUM of each quartile’s bucket is then divided by complex-wide total AUM to arrive at the respective percent of AUM in each bucket. The Morningstar percentile ranking is based on the fund’s total-return percentile rank relative to all funds that have the same category for the same time period. The highest (or most favorable) percentile rank is 1%, and the lowest (or least favorable) percentile rank is 100%. Morningstar total-return includes both income and capital gains or losses and is not adjusted for sales charges. The top-performing funds in a category will always receive a rank of 1. For the 1-, 3-, 5- and 10-year periods ending June 30, 2013, 51%, 55%, 64% and 83% of the 51, 40, 39 and 30 Complex-Wide mutual funds; 50%, 44%, 58% and 83% of the 40, 32, 31 and 24 Fundamental Equity mutual funds; and 33%, 100%, 100% and 100% of the 6,4,4 and 4 Fixed Income mutual funds outperformed the majority of their Morningstar peers based on total returns. On an asset-weighted basis, 85% of the Complex-Wide mutual fund assets, 82% of the Fundamental Equity mutual fund assets and 100% of the Fixed Income mutual fund assets outperformed the majority of their Morningstar peers based on total returns for the 10-year period. The Overall Morningstar RatingTM for a fund is derived from a weighted-average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar RatingTM metrics. For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.) The Morningstar RatingTM may differ among share classes of a mutual fund as a result of different sales loads and/or expense structures. It may be based, in part, on the performance of a predecessor fund. Morningstar does not rate funds with less than a 3-year performance history. For the period ending June 30, 2013, 43%, 44% and 67% of Complex-Wide mutual funds had a 4- or 5-star Morningstar rating for the 3-, 5- and 10-year periods based on risk-adjusted returns for 40, 39 and 30 funds, respectively. 40 funds were included in the analysis for the Overall period. Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money. A fund’s performance may be affected by risks that include those associated with non-diversification, non-investment grade debt securities, high-yield/high-risk securities, undervalued or overlooked companies, investments in specific industries or countries and potential conflicts of interest. Additional risks to funds may include those associated with investing in foreign securities, emerging markets, initial public offerings, real estate investment trusts (REITs), derivatives, short sales, commodity linked Investments and companies with relatively small market capitalizations. Each fund has different risks, please see a Janus prospectus for more information about risks, fund holdings and other details.

Indexes are not available for direct investment; therefore, their performance does not reflect the expenses associated with the active management of an actual portfolio. Russell 1000® Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values. Russell 1000® Value Index measures the performance of those Russell 1000 companies with lower price-to-book ratios and lower forecasted growth values. Russell Midcap® Value Index measures the performance of those Russell Midcap® companies with lower price-to-book ratios and lower forecasted growth rates. Russell 2000® Value Index measures the performance of those Russell 2000® companies with lower price-to-book ratios and lower forecasted growth values. S&P 500® Index is a commonly recognized, market capitalization weighted index of 500 widely held equity securities, designed to measure broad U.S. equity performance. MSCI World IndexSM is a market capitalization weighted index composed of companies representative of the market structure of Developed Market countries in North America, Europe and the Asia/Pacific Region. MSCI EAFE® Index is a market capitalization weighted index composed of companies representative of the market structure of Developed Market countries in Europe, Australasia and the Far East. MSCI World Growth Index is a subset of the Morgan Stanley Capital WorldSM Index which is a market capitalization weighted index composed of companies representative of the market structure of developed market countries around the world. The index includes reinvestment of dividends, net of foreign withholding taxes. MSCI World High Dividend Yield Index is a free float-adjusted market capitalization-weighted index based on the MSCI World Index, its parent index, which includes large- and mid-cap stocks across 24 Developed Market Countries. The MSCI World High Dividend Yield Index is designed to reflect the performance of equities with higher-than-average dividend yields and pass dividend sustainability and persistence screens. MSCI All Country World Index is a free float-adjusted market capitalization weighted index that is designed to measure performance of global developed and emerging equity markets. MSCI All Country World ex-U.S. IndexSM is an unmanaged, free float-adjusted, market capitalization weighted index composed of stocks of companies located in countries throughout the world, excluding the United States. It is designed to measure equity market performance in global developed and emerging markets outside the United States. The index includes reinvestment of dividends, net of foreign withholding taxes. Russell 1000 Index measures performance of the 1,000 largest companies in the Russell 3000 Index. Core Growth Index is an internally calculated, hypothetical combination of unmanaged indices that combines total returns from the Russell 1000® Growth Index (50%) and the S&P 500® Index (50%). MSCI USA Index is a free float-adjusted market capitalization index that is designed to measure large and mid cap U.S. equity market performance. MSCI World ex Australia Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets excluding Australia. MSCI KOKUSAI World ex Japan Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets excluding Japan. MSCI Europe Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of the developed markets in Europe. MSCI North America Index is a free float-adjusted market capitalization-weighted index that is designed to measure the performance of the developed equity markets in Canada and the United States. Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus or, if available, a summary prospectus containing this and other information, please call Janus at 1-800-525-3713 or download the file from www.janus.com. Read it carefully before you invest or send money. Funds distributed by Janus Distributors LLC C-0713-41369 10-15-13 Other important disclosures

Safe harbor statement This presentation includes statements concerning potential future events involving Janus Capital Group Inc. that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus’ Annual Report on Form 10-K for the year ended December 31, 2012, on file with the Securities and Exchange Commission (Commission file no. 001-15253), including those that appear under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Many of these factors are beyond the control of the company and its management. Any forward-looking statements contained in this presentation are as of the date on which such statements were made. The company assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected results expressed or implied therein will not be realized.